UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

Vanguard Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On January 9, 2018, Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”), entered into the Limited Waiver and First Amendment (the “First Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017 (as amended from time to time, the “Credit Agreement”), among the Company, Vanguard Natural Gas, LLC (the “Borrower”), Vanguard Operating, LLC and the lenders party thereto.

Among other things, the First Amendment makes certain technical modifications to the dividends, investments and asset disposition covenants in the Credit Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

On July 5, 2018, the Company entered into the Second Amendment to Credit Agreement (the “Second Amendment”) to the Credit Agreement, among the Company, the Borrower, Citibank N.A., as Administrative Agent (the “Administrative Agent”) and the lenders party thereto.

Among other things, the Second Amendment reduces the borrowing base from $765,200,000 to $729,700,000. The Second Amendment also includes an automatic mechanism to further reduce the borrowing base in connection with dispositions of oil and gas properties (including casualty events), subject to certain exceptions and limitations, and imposes certain conditions on such dispositions.

Furthermore, the calculation of “EBITDA” thereunder was amended to, among other things, include addbacks in respect of certain exploration expenses, as well as third party fees, costs and expenses in connection with the Plan of Reorganization (as defined in the Credit Agreement), together with related severance costs, subject to certain limitations, and the maximum permitted ratio of consolidated first lien debt of the Borrower and the guarantors under the Credit Agreement as of the date of determination to EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements are available was revised to the following: 5.25:1.00 as of the last day of the fiscal quarter ending September 30, 2018; 5.50:1.00 as of the last day of the fiscal quarter ending December 31, 2018; 5.75:1.00 as of the last day of the fiscal quarter ending March 31, 2019; 5.25:1.00 as of the last day of the fiscal quarter ending June 30, 2019; 5.00:1.00 as of the last day of the fiscal quarter ending September 30, 2019; 4.75:1.00 as of the last day of the fiscal quarters ending December 31, 2019 and March 31, 2020; 4.50:1.00 as of the last day of the fiscal quarter ending June 30, 2020; 4.25:1.00 as of the last day of the fiscal quarter ending September 30, 2020; and 4.00:1.00 as of the last day of the fiscal quarter ending December 31, 2020 and thereafter.

Additionally, the Second Amendment will permit the Company to dispose of certain assets, provided that, following such disposition, the borrowing base is reduced by, and obligations under the Credit Agreement are repaid, in each case in the amount of the net proceeds of such disposition.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01 Other Events

On July 9, 2018, the Company issued a press release announcing, among other things, the Second Amendment as well as the consummation of certain asset dispositions. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER    DESCRIPTION

Exhibit 10.1
Limited Waiver and First Amendment, dated January 9, 2018, to the Fourth Amended and Restated Credit Agreement, among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC, Vanguard Operating, LLC and the lenders party thereto.

Exhibit 10.2
Second Amendment to Credit Agreement, dated July 5, 2018, to the Fourth Amended and Restated Credit Agreement, among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and the lenders party thereto.

Exhibit 99.1	Press Release of Vanguard Natural Resources, Inc. dated July 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: July 9, 2018	By:	/s/ Ryan Midgett
		Name:	Ryan Midgett
		Title:	Chief Financial Officer